Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

Hemispherx Biopharma, Inc.
Philadelphia, Pennsylvania

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated June 1, 2006, relating to the consolidated financial statements and schedule, and the effectiveness of internal control over financial reporting of Hemispherx Biopharma, Inc. and subsidiaries which are incorporation by reference in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP
BDO Seidman, LLP
Philadelphia, Pennsylvania

July 27, 2006